EXHIBIT 10.1

INVESTMENT AGREEMENT

By and Between

WFC HOLDINGS CORPORATION

and

URSTADT BIDDLE PROPERTIES INC.

Dated as of March 13, 2008

Table of Contents

i

Table of Contents
(continued)

Exhibits	Page

A – Form of Articles Supplementary	A-1
B – Form of Registration Rights Agreement	B-1
C – Form of Confidentiality Agreement	C-1
D – Form of Legal Opinion of Baker & McKenzie LLP	D-1
E – Form of Legal Opinion of Miles & Stockbridge, P.C.	E-1
E – Form of Legal Opinion of Thomas D. Myers	F-1
F – Form of REIT Ownership Waiver	G-1

ii

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (the “Agreement”), dated as of March 13, 2008, by and between WFC Holdings Corporation, a Delaware corporation (“Purchaser”), and Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, Purchaser has agreed to purchase, and the Company has agreed to sell, subject to the terms and conditions of this Agreement, Preferred Securities (as defined below); and

WHEREAS, the Company and Purchaser desire to set forth certain agreements herein.

NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” or “affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.  As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).  To the extent that any such term is used in relation to or in connection with any statute and the definition of such term in such statute is broader or different, then, in such context, such term shall have the meaning set forth in such statute.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Ancillary Documents” shall mean the Articles Supplementary, Registration Rights Agreement and the REIT Ownership Waiver.

“Articles Supplementary” shall have the meaning set forth in Section 2.01.

“Benefit Plan” shall mean each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, retention, change in control, disability, death benefit, hospitalization, medical, stock appreciation, restricted stock or restricted stock unit or other material benefit plan, program, agreement or arrangement maintained, sponsored or contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or is reasonably expected to have any material obligation or liability.

“Capitalized Lease Obligations” of a person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP.

“Closing” and “Closing Date” shall have their meanings set forth in Section 2.02(a).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in Section 3.01(e).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Disclosure Schedule” shall have the meaning set forth in Section 3.01.

“Company Group” shall have the meaning set forth in Section 3.01(k).

“Company Indemnitees” shall have the meaning set forth in Section 6.08(b).

“Environmental Laws” shall mean all local, state or federal statutes, regulations or ordinances that protect human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Environmental Lien” shall mean a lien imposed by any Governmental Entity in favor of such Governmental Entity for any liabilities under any Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Debt” of any person means, without duplication:

(a)
the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) other indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(b)	all Capitalized Lease Obligations of such person;

(c)
all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)
all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(e)	the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any redeemable stock (but excluding any accrued dividends);

(f)
all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement that has the economic effect of a guarantee; and

(g)
all obligations of the type referred to in clauses (i) through (vi) of any other person secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Hazardous Material” shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any Environmental Laws or that could reasonably be expected to have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, and volatile organic compounds.

“Indemnified Party” shall have the meaning set forth in Section 6.08(c).

“Indemnifying Party” shall have the meaning set forth in Section 6.08(c).

“Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien, preference, priority, title retention or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement, restrictive covenant on real property and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Debt.

“Loss” shall have the meaning set forth in Section 6.08(a).

“Material Adverse Effect” shall mean any material adverse effect on (a) the financial condition, results of operations, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents or (c) the validity or enforceability of this Agreement or any of the Ancillary Documents or the rights or remedies of Purchaser hereunder and thereunder.

“Permitted Encumbrances” shall mean the following types of Liens:

(a)	liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

(b)
liens in respect of Property imposed by law, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business, in each case so long as the obligations secured by such liens (i) are not, individually or in the aggregate, material in amount and are not overdue by more than thirty (30) days and (ii) do not interfere in any material respect with the business of the Company relating to the subject Property;

(c)
easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances that do not interfere in any material respect with the business of the Company relating to the subject Property;

(d)	mortgages on real properties and leaseholds;

(e)	liens in connection with workers' compensation, unemployment insurance or other social securities obligations; and

(f)
deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business.

“Person” or “person” shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Securities” shall have the meaning set forth in Section 2.01.

“Preferred Stock” shall have the meaning set forth in Section 3.01(e).

“Property”  means, with respect to any Person, all of such Person’s present and future right, title and interest (including, without limitation, any leasehold estate) in real property.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Indemnitee” shall have the meaning set forth in Section 6.08(a).

“Registration Rights Agreement” shall mean the Registration Rights Agreement to be executed by the Company and Purchaser at the Closing, which shall be in the form attached hereto as Exhibit B.

“REIT Ownership Waiver” shall mean the Irrevocable Waiver and Agreement to be executed by the Company and Purchaser at the Closing, which shall be in the form attached hereto as Exhibit G.

“Reports” shall have the meaning set forth in Section 3.01(f).

“Sale” shall have the meaning set forth in Section 2.01.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Preferred Shares” shall have the meaning set forth in Section 3.01(e).

“Series B Redemption” shall have the meaning set forth in Section 4.02.

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Return” shall mean a report, return or other information (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

“Term Sheet” shall have the meaning set forth in Section 6.03.

“Transaction Documents” shall have the meaning set forth in Section 6.03.

“Transactions” shall have the meaning set forth in Section 3.01(c).

“Voting Debt” shall have the meaning set forth in Section 3.01(e).

Section 1.02 General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

Sale and Purchase of the Preferred Securities

Section 2.01 Sale and Purchase of the Preferred Securities.  Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing provided for in Section 2.02 hereof, the Company will sell to Purchaser, and Purchaser will purchase from the Company, 2,400,000 shares of the Company’s 8.50% Series E Senior Cumulative Preferred Stock, par value $0.01 per share and liquidation preference $25 per share (the “Preferred Securities”), for an aggregate purchase price of $60,000,000 (the “Sale”).  The Preferred Securities will have the designations, relative rights, preferences and limitations set forth in the Company’s Charter, as amended, and the Articles Supplementary in the form attached hereto as Exhibit A (the “Articles Supplementary”).

Section 2.02 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Preferred Securities hereunder (the “Closing”) shall take place at the offices of Sidley Austin LLP at 555 West Fifth Street, 40th Floor, Los Angeles, California, concurrently with the execution and delivery of this Agreement by each of the parties (the date that the Closing occurs, the “Closing Date”).

(b) At the Closing:  (i) the Company will deliver to Purchaser certificates for the Preferred Securities registered in the name of Purchaser or a copy of the register of the Series E Preferred Stock and a written statement that satisfies the requirements of Section 6.01 of the Company’s bylaws and in accordance with the Maryland General Corporation Law; (ii) Purchaser, in full payment for the Preferred Securities, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of the purchase price to be paid hereunder pursuant to Section 2.01; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V.

ARTICLE III

Representations and Warranties

Section 3.01 Representations and Warranties of the Company.  Except as disclosed in the Reports filed with or furnished to the SEC by the Company prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature) or in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to Purchaser prior to the execution of this Agreement (which schedule sets forth items, the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 3.01, or to one or more of the Company’s covenants, provided, however, that disclosure in any section of such Company Disclosure Schedule shall apply only to the indicated Section of this Agreement), the Company represents and warrants to, and agrees with, Purchaser, as of the date hereof (or as of such earlier date in the case of any representation or warranty expressly made as of an earlier date), and as of the Closing Date as follows:

(a) Organization and Good Standing of the Company; Organizational Documents.  (i) The Company is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.  The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect.  True, complete and correct copies of the Company’s Charter and By-laws, as in effect as of the date of this Agreement, have previously been made available to Purchaser.

(b) Organization and Good Standing of Subsidiaries.  Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so authorized, licensed or qualified in any such jurisdiction, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) Authorization; No Conflicts.

(i) The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Transactions”).  The execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions have been duly authorized by the Board of Directors of the Company.  No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement and each Ancillary Document and consummation of the Transactions.  This Agreement has been, and at or prior to the Closing, each Ancillary Document to which it is a party will be, duly and validly executed and delivered by the Company.  This Agreement is, and upon its execution at or prior to the Closing each Ancillary Document to which it is a party will be, a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions herein and in the Registration Rights Agreement may be limited by federal or state securities laws and public policy considerations in respect thereof.

(ii) The execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, the consummation by the Company of the Transactions and the compliance by the Company with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Charter or By-laws of the Company or the certificate of incorporation, charter, by-laws or other governing instrument of any Subsidiary of the Company or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than any such conflict, violation, breach, default, termination and acceleration under clause (B) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except (i) the filing of a Form D with the SEC, (ii) “blue sky” filings under California securities laws and (iii) the filing with the Department of Assessments and Taxation of the State of Maryland of the Articles Supplementary.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of any of the Ancillary Documents and the consummation by the Company of the transactions contemplated thereby, except (i) the filing of the registration statement contemplated by the Registration Rights Agreement under the Securities Act and (ii) the filing of the listing application with the New York Stock Exchange as provided in the Registration Rights Agreement or (iii) as may be required to be obtained or made under the Securities Act or Exchange Act and applicable state securities laws as provided in Sections 2.1, 2.6, 2.8, 2.10 6.1 and 6.2 of the Registration Rights Agreement.

(e) Capitalization.

(i) The authorized capital stock of the Company consists of (i) 70,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), of which as of March 7, 2008, 26,515,654 shares were issued and outstanding and (ii) 20,000,000 shares of Preferred Stock, $0.01 par value, of the Company (the “Preferred Stock”), of which as of March 7, 2008, 3,000,000 shares were issued and outstanding.  As of March 7, 2008, (A) 350,000 shares of such Preferred Stock were designated 8.99% Series B Senior Cumulative Preferred Stock, 150,000 shares of which are issued and outstanding as of the date hereof (such issued and outstanding shares, the “Series B Preferred Shares”), (B) 400,000 shares of such Preferred Stock were designated 8.5% Series C Senior Cumulative Preferred Stock, all of which are issued and outstanding as of the date hereof, and (C) 2,450,000 shares of such Preferred Stock were designated 7.5% Series D Senior Cumulative Preferred Stock, all of which are issued and outstanding as of the date hereof.  As of March 7, 2008, there were 643,483 shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment and stock purchase plans.  All of the issued and outstanding shares of the Company’s capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding.  Other than as set forth in this subsection (e) or pursuant to this Agreement and the Articles Supplementary, (A) no equity securities or Voting Debt of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (B) there are outstanding no securities or rights convertible into or exchangeable for any equity securities or Voting Debt of the Company and (C) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional equity securities or Voting Debt or options, warrants or rights to purchase or acquire any additional equity securities or Voting Debt.

(ii) Except as set forth on Schedule (e) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances, and all of such shares or equity ownership interests have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights.  No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(f) Reports; Financial Statements; Controls.

(i) Since January 1, 2005, the Company and each of its Subsidiaries has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act (all such reports and statements are collectively referred to herein as the “Reports”).  As of their respective dates, the Reports complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the SEC and did not as of the date of filing thereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(ii) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (D) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto.

(iii) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  As of the date hereof, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Since November 1, 2004, (A) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

(g) Absence of Certain Changes.  Since January 31, 2008 until the date hereof, and except as set forth on Schedule (g) of the Company Disclosure Schedule or publicly disclosed by the Company in the Reports filed by it with the SEC and publicly available prior to the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Common Stock or the Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (iii) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(h) No Undisclosed Liabilities, etc.  Neither the Company nor its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 3.01(f), except for liabilities that have arisen since January 31, 2008 in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(i) Compliance with Applicable Law.  Each of the Company and its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects with all laws, statutes, orders, rules, regulations, policies and guidelines of all Federal, state or local governmental authorities applicable to the Company or such Subsidiary.

(j) Legal Proceedings.  Except as set forth in the Reports filed and publicly available prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations (i) of any material nature against the Company or any of its Subsidiaries or to which any of their assets are subject or relating to or (ii) which challenge the validity or propriety of the Transactions.  Except as set forth in the Reports filed and publicly available prior to the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(k) Benefit Plans.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each Benefit Plan has been maintained and administered in compliance with its terms and the applicable requirements of the Code, ERISA and other applicable laws.  There is no Person (other than the Company or any of its Subsidiaries) that together with the Company or any of its Subsidiaries would be treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA.  Neither the Company nor any of its Subsidiaries has at any time during the six-year period preceding the date hereof maintained, contributed to or incurred any liability under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any ERISA Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any of its Subsidiaries has any current or potential obligation or liability under Title IV of ERISA or Section 412 of the Code.

(ii) There are no pending or threatened disputes, arbitrations, claims, suits, audits, investigations, proceedings, hearings or grievances involving a Benefit Plan (other than routine claims for benefits payable under any such Benefit Plan).  There has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) in connection with or with respect to any Benefit Plan that, individually or in the aggregate, would reasonably be expected to result in material liability to the Company or any Subsidiary.

(iii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) constitute an event under a Benefit Plan that will or is reasonably expected to result in the accelerated vesting, funding or delivery of, or an increase in the amount or value of any payment or benefit to any current or former employee, officer, contractor or director of the Company or any of its Subsidiaries.

(l) Taxes and Tax Returns.  The Company and its Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except such, of any, that are being contested in good faith.  The Company has made adequate charges, accruals and reserves in the applicable financial statements in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined and to the Company’s knowledge there are not any actual or proposed additional material tax assessments applicable to the Company.  Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2).

(m) REIT Qualification.  The Company has at all times since November 1, 1998 been, and upon the sale of the Preferred Securities pursuant to this Agreement, the Company will continue to be, organized and operated in conformity with, the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s method of operation has enabled it and is expected to enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  No transaction or other event has occurred or is contemplated that would cause the Company to fail to qualify as a REIT for its current taxable year or future taxable years.

(n) Properties.

(i) The Company and its Subsidiaries have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or any Subsidiary, and good title to all other properties owned by them (collectively, the “Properties”), and any improvements thereon and all other assets that are required for the operation of the Properties in the manner in which they currently are operated, free and clear of all Liens, except such as are Permitted Encumbrances.  Schedule (n) of the Company Disclosure Schedule contains a true, correct and complete list of each Property owned or leased by the Company or any Subsidiary, including the address of the Property, the entity that owns or leases the Property, any Liens relating to obligations for borrowed money with respect to the Property and the outstanding principal amounts of such obligations.

(ii) Each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties and the Americans with Disabilities Act).

(iii) There are in effect for the Properties and the assets of each of the Company and its Subsidiaries insurance policies covering the risks and in amounts that are commercially reasonable for the Properties and the types of assets owned by the Company and its subsidiaries and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies.

(iv) Neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could materially affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties.  All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any of its Subsidiaries holds the Properties, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(o) Intellectual Property.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) the Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

(ii) the use of any Intellectual Property by the Company and its Subsidiaries does not, to the knowledge of the Company, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property;

(iii) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any material Intellectual Property owned by or licensed to the Company or its Subsidiaries; and

(iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of any pending claim with respect to any Intellectual Property used by the Company or any of its Subsidiaries.

(p) Environmental Liability.  Except as set forth in the Reports filed and publicly available prior to the date hereof or in a letter from the Company to the Purchaser dated the date hereof, (i) neither the Company nor any of its Subsidiaries has received any notice of any occurrence or circumstance which would reasonably be expected to give rise to a material claim under or pursuant to any Environmental Laws or in connection with any Hazardous Material, with respect to the Properties or arising out of the conduct of the Company or its Subsidiaries; (ii) none of the Properties are included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list issued by any state Governmental Entity pursuant to any other Environmental

Law which identifies sites that would reasonably be expected to require remediation of Hazardous Material pursuant to any Environmental Law, (iii) no Environmental Lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, (iv) none of the Company or any of its Subsidiaries has entered into or been subject to any consent decree, compliance order, administrative order or settlement agreement in connection with any Environmental Laws or in connection with any Hazardous Material with respect to the Properties or any facilities or improvements or any operations or activities thereon, except for any consent decree, compliance order, administrative order or settlement agreement that does not have and could not reasonably be expected to have a material adverse effect on the value of any Property, the marketability of any Property or the ability to finance or refinance any Property, (v) the Company has not received written notification of any legal, administrative, arbitral or other proceedings, or investigations, pending or to the Company’s knowledge threatened, against the Company or any of its Subsidiaries under any Environmental Laws or in connection with any Hazardous Materials, and (vi) the Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws.

(q) Company Information.  None of the information to be contained in any document filed with any regulatory agency in connection with the transactions contemplated by this Agreement (the “Regulatory Filings”), in each case, other than Purchaser Information, as to which no representation is made by the Company, will, at the time such filing is made, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(r) State Takeover Laws.  The Company’s Board of Directors has taken all action necessary to make the Maryland Business Combination Act inapplicable to Purchaser, provided that, and only for so long as, none of the Purchaser and its affiliates is an interested stockholder (as that term is defined in the Maryland Business Combination Act) as a result of ownership of stock of the Company other than the Preferred Securities.  The restrictions of the Maryland Control Share Acquisition Act will not be applicable to the Purchaser’s acquisition of the Preferred Securities pursuant to this Agreement.

(s) Status of Securities.  The Preferred Securities have been duly authorized by all necessary corporate action.  When issued and sold against receipt of the consideration therefor, the Preferred Securities will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.

(t) Offering of Securities.  Neither the Company nor any Person acting on its behalf has offered the Preferred Securities or any similar securities of the Company for sale to, solicited any offers to buy any of the Preferred Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to any of the Preferred Securities or any similar securities of the Company with any Person other than Purchaser.  Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Preferred Securities under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of the Preferred Securities to the registration requirements of the Securities Act.

(u) Brokers and Finders.  Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the Transactions.

Section 3.02 Representations and Warranties of Purchaser.  Purchaser represents and warrants to, and agrees with, the Company as follows:

(a) Organization.  Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware States and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b) Authorization; No Conflicts.

(i) Purchaser has full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the Transactions.  The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on behalf of Purchaser.  No other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and each Ancillary Document and consummation of the Transactions.  This Agreement has been, and on or prior to the Closing each Ancillary Document to which it is a party will be, duly and validly executed and delivered by Purchaser.  This Agreement is, and upon its execution at or prior to the Closing each Ancillary Document to which it is a party will be, a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions herein and in the Registration Rights Agreement may be limited by federal or state securities laws and public policy considerations in respect thereof.

(ii) The execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, the consummation by Purchaser of the Transactions and the compliance by Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event, which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Restated Certificate of Incorporation or By-laws of Purchaser or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument of Purchaser or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets other than any such conflict, violation, breach, default, termination and acceleration under clause (B) that, individually or in the aggregate, would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.

(c) Consents and Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation by Purchaser of the Transactions.

(d) Securities Act.

(i) Purchaser is acquiring the Preferred Securities solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

(ii) Purchaser (A) is an “accredited investor” (as such term is defined in Regulation D under the Securities Act) and (B) is aware that the sale of Preferred Securities to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder.

(e) Brokers and Finders.  Neither Purchaser nor any of its officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the Transactions.

ARTICLE IV

Additional Agreements of the Parties

Section 4.01 Taking of Necessary Action.  Subject to the conditions set forth in Article V hereof, each of the parties hereto agrees to use all reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions.  Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions or to evidence such events or matters.

Section 4.02 Use of Proceeds.  The proceeds of the Sale shall be used by the Company to finance the redemption of all of the Series B Preferred Shares (the “Series B Redemption”) and for other general corporate purposes.

Section 4.03 Financial Statements and Other Reports; Compliance Certificate.

(a) The Company covenants that, to the extent it has not previously publicly filed such information with the SEC in an annual report on Form 10-K or periodic report on

Form 10-Q, it will deliver to each holder of Preferred Securities, as each such holder’s name and address appears in the Company’s record books as of the last day of any applicable fiscal period:

(i) within 55 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarterly period; and

(ii) within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Company Subsidiary) as of the end of such fiscal year and the related consolidated statements of income, changes in stockholders’ equity and cash flows for such fiscal year, together with the audit report of independent public accountants of recognized standing selected by the Company.

(b) The Company covenants that, within ten (10) days following its receipt of written request therefor by any holder of Preferred Securities, the Company will deliver to such holder, as such holder’s name and address appears in the Company’s record books as of the last day of any applicable fiscal period, within the time periods set forth in Sections 4.03(a)(i) and 4.03(a)(ii), respectively, a certificate of the Company’s chief executive officer or its chief financial officer:

(i) stating that (A) the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and each of the Ancillary Documents to be observed, performed or satisfied by it and (B) such officer has obtained no knowledge of any failure by Company to observe, perform or satisfy any such covenant, agreement or condition, as applicable, except as specified in such certificate; and

(ii) showing in detail the calculations supporting such officer’s certification of the Company’s compliance with the requirements of Section 10 of the Articles Supplementary.

Section 4.04 Inspection of Property.  The Company covenants that it will permit representatives of Purchaser to visit and inspect, at Purchaser’s expense, any of the properties of the Company or its Subsidiaries to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request; provided, however, that the Company may condition any such inspection by Purchaser on the Company’s receipt from Purchaser of a confidentiality agreement in the form attached hereto as Exhibit C.  Any investigation pursuant to this Section shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any of its Subsidiaries to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Purchaser provides reasonable assurances that such information shall not be shared with employees of its or its Affiliates’ competing businesses or otherwise used by the Purchaser or its Affiliates to compete with the Company and its Subsidiaries) or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or would cause a risk of a loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).

Section 4.05 Securities Laws; Legends.

(a) Purchaser acknowledges and agrees that, subject to the obligations of the Company pursuant to the Registration Rights Agreement, as of the date hereof the Preferred Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available.  Purchaser further acknowledges and agrees that each certificate for the Preferred Securities, if the Preferred Securities are certificated, shall bear a legend substantially as set forth in paragraph (b) of this Section 4.04 and that, if such Preferred Securities are uncertificated, an equivalent restriction or stop order will be placed with the transfer agent or the registrar for the Preferred Securities.

(b) Certificates, if any, for the Preferred Securities shall bear legends in substantially the following form:

The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect under such act and applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

(c) When issued pursuant hereto, the certificates evidencing the Preferred Securities, if certificated, or the securities registry for the Preferred Securities, shall also bear any legend or restriction required by any applicable state blue sky law.

(d) Any holder of Preferred Securities may request the Company to remove any or all of the legends described in this Section 4.05 from the certificates evidencing such Preferred Securities, if the Preferred Securities are certificates, or any restrictions or stop orders on the securities registry for the Preferred Securities, if the Preferred Securities are uncertificated, by submitting to the Company such certificates, if any, and an opinion of counsel reasonably satisfactory to the Company to the effect that such legend or legends or restrictions or stop orders are no longer required under the Securities Act or applicable state laws, as the case may be.

Section 4.06 Lost, Stolen, Destroyed or Mutilated Securities.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or uncertificated shares for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.07 Implementing Agreement.  Purchaser and the Company shall, and shall cause their Subsidiaries to, use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on them or their Subsidiaries with respect to the Transactions and, subject to the conditions set forth in Article V hereof, to consummate the Transactions and (ii) subject to the conditions set forth in Article V hereof, to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, any exemption by, or to make any filing with, any Governmental Entity and any other third party which is required to be obtained or made by the Company or Purchaser, as applicable, or any of their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of such consent, authorization, order or approval.

ARTICLE V

Conditions

Section 5.01 Conditions of Purchase.  The obligations of Purchaser to purchase and pay for the Preferred Securities at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

(a) Representations and Warranties; Covenants.

(i) The representations and warranties of the Company (i) contained in Section 3.01(g)(iii) shall be true and correct in all respects and (ii) contained in Section 3.01, excluding Section 3.01(g)(iii), shall be true and correct in all material respects (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Material Adverse Effect” and words of similar import) in each case on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such respective dates (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct only as of such specific date); and

(ii) the Company shall have performed all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Closing.

(b) Material Adverse Effect.  There shall not have occurred, since the date hereof, any event, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(c) Legal Opinions.  At the Closing Date the Purchaser shall have received (i) the written opinion of Baker & McKenzie LLP, counsel for the Company, dated the Closing Date, addressed to the Purchaser substantially in the form attached hereto as Exhibit D, (ii) the written opinion of Miles & Stockbridge, P.C., special Maryland counsel for the Company, dated the Closing Date, addressed to the Purchaser substantially in the form attached hereto as Exhibit E, and (iii) the written opinion of Thomas D. Myers, Co-Counsel of the Company, dated the Closing Date, addressed to the Purchaser substantially in the form attached hereto as Exhibit F.

(d) Company Certificate.  The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 5.01(a) and (b) have been satisfied to the best knowledge of the officer executing the same.

(e) No Adverse Law, Action or Decision or Injunction.  There shall be no law, statute, order, rule or regulation of, and no action, suit, investigation or proceeding pending by, a Governmental Entity of competent jurisdiction that seeks to restrain, enjoin or prevent the consummation of the Transactions, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Transactions.

(f) Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Company.

(g) Articles Supplementary.  The Articles Supplementary shall have been duly filed with the Maryland State Department of Assessments and Taxation.

(h) REIT Ownership Waiver.  The REIT Ownership Waiver shall have been executed and delivered by the Company.

(i) Series B Redemption.  The Company shall have consummated the Series B Redemption.

(j) Investment Monitoring Fee.  The Company shall have delivered the amount of $1,800,000 in immediately available funds to such account as the Purchaser shall have specified.

Section 5.02 Conditions of Sale.  The obligation of the Company to sell the Preferred Securities at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

(a) Representations and Warranties; Covenants.  The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such dates (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects only as of such specific date), and Purchaser shall have performed all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Closing.

(b) Purchaser’s Certificate.  An executive officer of Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to the effect that the condition set forth in Section 5.02(a) has been satisfied to the best knowledge of the officer executing the certificate.

(c) No Adverse Action or Decision or Injunction.  There shall be no law, statute, order, rule or regulation of, and no action, suit, investigation or proceeding pending by, a Governmental Entity of competent jurisdiction that seeks to restrain, enjoin or prevent the consummation of the Transactions, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Transactions.

ARTICLE VI

Miscellaneous

Section 6.01 Survival of Representations and Warranties.  All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing Date, shall terminate as of the Closing Date.  The warranties and representations contained in clauses (a), (b), and (c) of Section 3.01 shall survive the Closing without limitation.  The warranties and representations contained in clauses (l), (m), and (p) of Section 3.01 shall expire upon the expiration of all statutes of limitation with respect to the matters referenced therein.  All other warranties and representations made herein or in any certificates delivered in connection with the Closing shall survive the Closing for a period of eighteen months and shall then expire.

Section 6.02 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier guaranteeing next day delivery and addressed as follows; provided that any notice given by facsimile shall also be given by overnight courier guaranteeing next day delivery:

(a)            If to Purchaser, to:

Wells Fargo & Company
Securities Investment Group
MAC A0112-144
550 California Street, 14th Floor
San Francisco, CA 94104
Attention:  Mitchell Taylor
Fax:  (415) 975-7033
With copies to:

Sidley Austin LLP
555 West Fifth Street, 40th Floor
Los Angeles, CA 90013
Attention:  Stephen D. Blevit
Fax:  (213) 896-6600

(b)   If to the Company, to:

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830
Attention: Chief Financial Officer
Fax: (203) 861-6755

With a copy to:

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830
Attention: Legal Counsel
Fax: (203) 861-6755

With a copy to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
Attention:  Carol B. Stubblefield
Fax:  (212) 310-1653

or to such other address or addresses as shall be designated in writing.  All notices shall be effective when received.

Section 6.03 Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement, the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto (collectively, the “Transaction Documents”) set forth the entire agreement between the parties hereto with respect to the Transactions, and, other than as set forth in Section 6.09, are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.  Without limitation of the foregoing, the Transaction Documents supersede the provisions of that certain Summary of Terms and Conditions dated November 5, 2007 executed by the Company and the Purchaser (the “Term Sheet”).  Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement.  No investigation by Purchaser of the Company prior to or after the date hereof shall stop or limit Purchaser from exercising any right hereunder or be deemed to be a waiver of any such right.

Section 6.04 Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same documents.  This Agreement may be executed either originally or by facsimile (in which case such facsimile signatures shall for all purposes be considered and treated as original signatures hereto, and which shall fully bind the signatories pursuant to this Agreement).

Section 6.05 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, WITH THE EXCEPTION OF SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK.

Section 6.06 Public Announcements.  Subject to each party’s disclosure obligations imposed by law, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the Transactions, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto.

Section 6.07 Expenses.  The Company shall pay all fees, costs and expenses (including fees and expenses of outside counsel) incurred by Purchaser relating to due diligence and the preparation and negotiation of the Term Sheet, this Agreement and the Ancillary Documents.

Section 6.08 Indemnification.

(a) The Company agrees to indemnify and hold harmless Purchaser, each person who controls Purchaser within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such (the “Purchaser Indemnitees”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement (subject to Section 6.08(d) below) and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Loss”) arising out of or resulting from (i)  any inaccuracy in or breach of the representations, warranties or covenants made by the Company in this Agreement or any Ancillary Document or (ii) any action or failure to act undertaken by a Purchaser Indemnitee at the written request of or with the written consent of the Company.

(b) Purchaser agrees to indemnify and hold harmless the Company and each of its officers, directors, employees, agents and Affiliates in their respective capacities as such (the “Company Indemnitees”), to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (i)  any inaccuracy in or breach of the representations, warranties or covenants made by Purchaser in this Agreement or any Ancillary Document, except to the extent that such Purchaser Indemnitee is already indemnified for such breach pursuant to Section 5 of the Registration Rights Agreement, or (ii) any action or failure to act undertaken by a Company Indemnitee at the written request of or with the written consent of Purchaser.

(c) A party obligated to provide indemnification under this Section 6.08 (an “Indemnifying Party”) shall reimburse the indemnified parties of the other party (the “Indemnified Parties”) for all reasonable out-of-pocket expenses (including attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto.  If an Indemnified Party makes a claim under this Section 6.08(c) for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses; provided that if a final, nonappealable determination is made by a court of competent jurisdiction that the Indemnified Party receiving such expense payment or reimbursement was not entitled to such payment pursuant to this Article VI, then the Indemnified Party receiving such expense payment or reimbursement shall return such expense payment or reimbursement to the Indemnifying Party that made such payment or reimbursement.

(d) An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.08 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such party.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any legal or other expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense).  No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise (i) includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(e) The obligations of the Indemnifying Party under this Section 6.08 shall survive the transfer or redemption of the Preferred Securities, or the closing or termination of this Agreement and any Ancillary Document, or the Transactions.  The agreements contained in this Section 6.08 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others, at common law or otherwise.  The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

Section 6.09 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchaser’s successors and assigns, and no other person; provided, that, subject to applicable law, Purchaser may assign its rights under this Agreement to any of its Affiliates, but no such assignment shall relieve Purchaser of its obligations hereunder.  For the avoidance of doubt, none of the covenants or obligations of Purchaser hereunder shall be binding on any other Person, and no such Person shall be entitled to any of the Purchaser’s rights hereunder solely as a result of the transfer of any of the Preferred Securities to such Person.

Section 6.10 Remedies; Waiver.  To the extent permitted by law, all rights and remedies existing under this Agreement or any Ancillary Documents are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable law.  No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Section 6.11 Consent to Jurisdiction.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, any of the Ancillary Documents or the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the Ancillary Documents or the Transactions in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

Section 6.12 Severability.  If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party.  In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof.  To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.13 Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

WFC HOLDINGS CORPORATION By: /s/ George Wick Name: George Wick Title: Executive Vice President
URSTADT BIDDLE PROPERTIES INC. By: /s/ Willing L. Biddle Name: Willing L. Biddle Title: President

[Investment Agreement Signature Page]

Exhibit A

FORM of ARTICLES SUPPLEMENTARY
OF
URSTADT BIDDLE PROPERTIES INC.
8.50% SERIES E SENIOR CUMULATIVE PREFERRED STOCK

Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of  of Maryland that:

SECTION I:  Pursuant to authority contained in Article VII of the charter of the Company (the “Charter”), 2,400,000 shares of authorized but unissued shares of the Company’s preferred stock have been duly classified by the Board of Directors of the Company (the “Board of Directors”) on March 6, 2008, as authorized but unissued shares of the Company’s 8.50% Series E Senior Cumulative Preferred Stock and the Board of Directors has set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption thereof.

SECTION II:  A description of the 8.50% Series E Senior Cumulative Preferred Stock including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, as set by the Board of Directors is as follows:

1. Designation and Number.  A series of preferred stock, designated the 8.50% Series E Senior Cumulative Preferred Stock (the “Series E Preferred Stock”), is hereby established.  The number of shares constituting the Series E Preferred Stock shall be 2,400,000.

2. Defined Terms.  The terms defined in this Section, whenever used herein, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

                      “Board of Directors” shall have the meaning set forth in Section I.

                      “Calculation Period” means, as of any date of determination, the period comprised of the two most recently completed fiscal quarters of the Company immediately preceding the fiscal quarter of the Company in which such date of determination occurs.

              “Called Shares” shall have the meaning set forth in Section II.8(c).

             “Capitalization Ratio” means, as of any date of determination, the ratio obtained by dividing (i) the sum of (A) the aggregate amount of Debt of the Company and (B) the aggregate amount of Preferred Stock of the Company by (ii) the sum of (A) the aggregate amount of Debt of the Company, (B) the aggregate amount of Preferred Stock of the Company, (C) the aggregate amount of capital (including surplus) which in accordance with GAAP would be reflected on a balance sheet of the Company in connection with the Common Stock of the Company as of the end of the quarter immediately preceding the fiscal quarter of the Company in which such date of determination occurs and (D) accumulated depreciation of the Company as set forth on the Company’s balance sheet as of the end of the quarter immediately preceding the fiscal quarter of the Company in which such date of determination occurs.

                      “Capitalization Ratio Covenant” has the meaning set forth in Section II.10(a)(i).

“Capitalized Lease Obligations” of a person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

 “Change of Control” means the occurrence of any one of the following events:

                      (a)     any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than Exempted Persons, acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 20% or more of the Voting Power of the Company’s Voting Stock and thereafter individuals who were not on the board of directors of the Company on March 13, 2008 are elected as board members pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person(s) and constitute at least two of the members of such board of directors of the Company; or

                      (b)     there occurs any solicitation of proxies by or on behalf of any Person other than the directors of the Company or an Exempted Person and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation are elected as directors of the Company pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least a majority of the members of such board of directors of the Company; or

                      (c)     the acquisition (whether by purchase, merger, consolidation, exchange or otherwise) by any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than Exempted Persons, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of a majority or more of the combined Voting Power of the Company’s Voting Stock.

“Change of Control Call Option” shall have the meaning set forth in Section II.8(b).

“Change of Control Notice” shall have the meaning set forth in Section II.8(c).

“Change of Control Date” shall have the meaning set forth in Section II.8(c).

“Change of Control Put Option” shall have the meaning set forth in Section II.8(a).

“Charter” shall have the meaning set forth in Section I.

“Code” shall have the meaning set forth in Section II.5(e).

“Common Stock” means (i) the common stock, par value $.01 per share, of the Company, any stock into which such common stock shall have been changed or any stock resulting from any capital reorganization or reclassification of such common stock, (ii) the Class

A common stock, par value $.01 per share, of the Company, any stock into which such Class A common stock shall have been changed or any stock resulting from any capital reorganization or reclassification of such Class A common stock, and (iii) all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

                      “Company” shall have the meaning set forth in the first paragraph of these Articles Supplementary.

“Debt” of any person means, without duplication:

(i)           the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) other indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(ii)           all Capitalized Lease Obligations of such person;

(iii)           all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)           all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(v)           the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any redeemable stock (but excluding any accrued dividends);

(vi)           all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement that has the economic effect of a guarantee; and

(vii)           all obligations of the type referred to in clauses (i) through (vi) of any other person secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured.

“Demand Registration” shall have the meaning set forth in Section 2.1 of the Registration Rights Agreement.

“Discount Rate” means, as of any date of determination, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second business day preceding such date of determination on the display designated as “Page 7051” on the Telerate Access Service (or such other display as may replace Page 7051 on the Telerate Access Service) for actively traded U.S. Treasury securities having a thirty (30) year maturity as of such date of determination, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the date of determination in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a thirty (30) year constant maturity as of such date of determination.

                                “Dividend Payment Date” shall have the meaning set forth in Section II.5(b).

                                “Dividend Record Date” shall have the meaning set forth in Section II.5(b).

                                “Dividend Yield” shall have the meaning set forth in Section II.5(a).

“Exempted Person” means: (i) Charles J. Urstadt; (ii) any Urstadt Family Member (as hereinafter defined); (iii) any executor, administrator, trustee or personal representative who succeeds to the estate of Charles J. Urstadt or an Urstadt Family Member as a result of the death of such individual, acting in their capacity as an executor, administrator, trustee or personal representative with respect to any such estate; (iv) a trustee, guardian or custodian holding property for the primary benefit of Charles J. Urstadt or an Urstadt Family Member; (v) any corporation, partnership, limited liability company or other business organization that is directly or indirectly controlled by one or more persons or entities described in clauses (i) through (iv) hereof and is not controlled by any other person or entity; and (vi) any charitable foundation, trust or other not-for-profit organization for which one or more persons or entities described in clauses (i) through (v) hereof controls the investment and voting decisions in respect of any interest in the Company held by such organization.   For sake of clarity with respect to clause (v) above, “control” includes the power to control the investment and voting decisions of any such corporation, partnership, limited liability company or other business organization.

For purposes of this definition, the term “Urstadt Family Member” shall mean and include the spouse of Charles J. Urstadt, the descendants of the parents of Charles J. Urstadt, the descendants of the parents of the spouse of Charles J. Urstadt, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Charles J. Urstadt.  For this purpose, an individual’s “spouse” includes the widow or widower of such individual, and an individual’s “descendants” includes biological descendants and persons deriving their status as descendants by adoption.

“Event” shall have the meaning set forth in Section II.9(c)(ii).

“Fifth Anniversary Date” means the date which is the fifth anniversary of the date of issuance of the Series E Preferred Stock.

                   “First Default Dividend Yield” shall have the meaning set forth in Section II.5(a).

                      “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio obtained by dividing (i) the sum of (A) Interest Expense for the Calculation Period, (B) Preferred Dividends for the Calculation Period and (C) Funds From Operations for the Calculation Period by (ii) the sum of (A) Interest Expense for the Calculation Period and (B) Preferred Dividends for the Calculation Period; provided, however, that (x) if the Company has issued any Debt or Preferred Stock since the beginning of the Calculation Period that remains outstanding or (y) if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an issuance of Debt or Preferred Stock, or both (x) and (y), Interest Expense and Preferred Dividends for the Calculation Period shall be calculated after giving effect on a pro forma basis to such Debt or Preferred Stock as if such Debt or Preferred Stock had been issued on the first day of the Calculation Period and the discharge of any other Debt or Preferred Stock refinanced, refunded, exchanged or otherwise discharged with the proceeds of such new Debt or Preferred Stock as if any such discharge had occurred on the first day of the Calculation Period.

                      “Fixed Charge Coverage Ratio Covenant” has the meaning set forth in Section II.10(a)(i).

                      “Funds From Operations” means net income available to Common Stock (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  Funds From Operations shall be determined in accordance with the April 2002 White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, as in effect on the date of issuance of the Series E Preferred Stock.

                      “GAAP” means generally accepted accounting principles (in the United States) set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect from time to time.

                      “Initial Dividend Yield” shall have the meaning set forth in Section II.5(a).

                      “Interest Expense” means, for any period, the total interest expense of the Company, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs under hedging obligations (including amortization of fees), and (vii) interest actually paid by the Company under any guarantee of Debt or other obligation of any other person.

                      “Investment Agreement” means that certain Investment Agreement, dated as of March 13, 2008, by and between the Company and WFC Holdings Corporation, a Delaware corporation, as the same may be amended, modified or supplemented form time to time in accordance with the provisions thereof.

                      “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien, preference, priority, title retention or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement, restrictive covenant on real property and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Debt.

                      “Liquidation Preference” shall have the meaning set forth in Section II.6.

                      “Make-Whole Price” means, for any share of Series E Preferred Stock as of any date of determination, the sum of (i) the present value as of such date of determination of all remaining scheduled dividend payments of such share of Series E Preferred Stock until the Fifth Anniversary Date, discounted by the Discount Rate, (ii) the Liquidation Preference and (iii) all accrued and unpaid dividends thereon to such date of redemption.

                      “MGCL” shall have the meaning set forth in Section II.5(b).

                      “NOI” means for any property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received or accrued in the ordinary course from such property (excluding prepaid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such property, but specifically excluding general overhead expenses of the Company which shall include general legal expenses not related to any particular property) minus (c) the Reserve for Replacements for such property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the base rent revenues for such property for such period.

                      “Parity Preferred” shall have the meaning set forth in Section II.9(b).

                      “Person” means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any governmental authority.

                      “Preferred Dividend Default” shall have the meaning set forth in Section II.9(b).

                      “Preferred Dividends” means, for any period, dividends accrued during such period in respect of all Preferred Stock held by persons other than the Company.

                      “Preferred Stock” means, as applied to the capital stock of the Company, capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of the Company.

                      “Preferred Stock Director” shall have the meaning set forth in Section II.9(b).

                      “Put Shares” shall have the meaning set forth in Section II.8(d).

                      “Redemption Price” shall have the meaning set forth in Section II.7(a).

                      “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 13, 2008, among the Company and the investors identified therein.

                      “REIT” shall have the meaning set forth in Section II.5(e).

                      “Reserve for Replacements” means, with respect to a property, an amount equaling $0.10 per square foot per annum for all retail, office and industrial properties and $300 per unit for all apartment properties.

                      “Second Default Dividend Yield” shall have the meaning set forth in Section II.5(a).

                      “Securities Act” means the Securities Act of 1933, as amended.

                      “Senior Obligations” means any (i) Debt other than accounts payable incurred in the ordinary course of the Company’s business and (ii) equity securities of the Company which rank senior to the Series E Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company.

                      “Series C Preferred Stock” means the 8.5% Series C Senior Cumulative Preferred Stock, par value $.01 per share, of the Company.

                      “Series D Preferred Stock” means the 7.5% Series D Senior Cumulative Preferred Stock, par value $.01 per share, of the Company.

                      “Series E Preferred Stock” shall have the meaning set forth in Section II.1.

                      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                      “Unencumbered Assets” means real estate assets of the Company which are (i) wholly-owned by the Company, (ii) at least 80% leased at the time of any determination,

measured as a percentage of gross leasable area and excluding from such measurement any gross leasable area undergoing redevelopment, and (iii) not encumbered by any Lien.

                      “Unencumbered Asset Test” has the meaning set forth in Section II.10(a)(ii).

                      “Unencumbered Asset Value” means, as of the date of determination, the sum of: (A) the NOI generated by the Unencumbered Assets as of the last day of the three-fiscal month period most recently ended times four (4) divided by 8.00%, plus (B) the acquisition cost of Unencumbered Assets not owned for the entire three-fiscal month period most recently ended.

                      “Voting Power” means, with respect to shares of Voting Stock, the percentage obtained by dividing the number of votes represented by such shares of Voting Stock by the number of votes represented by all shares of Voting Stock.

                      “Voting Stock” means, with respect to the Company, any class or classes of capital stock entitling any holder thereof to vote generally in the election of members of the Board of Directors, excluding any class of capital stock having voting power by reason of any contingency, including default.

3. Maturity.  The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

4. Rank.  The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank junior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, (ii) on a parity with the Series C Preferred Stock, the Series D Preferred Stock and all other equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, and (iii) junior to all existing and future indebtedness of the Company.  Without the affirmative vote or consent of one hundred percent (100%) of the outstanding shares of Common Stock, the Company may not authorize or issue any additional shares of Series E Preferred Stock.  Without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the Series E Preferred Stock, the Company may not issue any equity securities which rank senior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.  The term “equity securities” does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

5. Dividends.

(a) Holders of shares of the Series E Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate (any such rate determined in accordance with this Section 5(a), the “Dividend Yield”) of 8.50%

 per annum of the Liquidation Preference (the “Initial Dividend Yield”); provided, however, that (i) if the Company should violate the Fixed Charge Coverage Ratio Covenant (as defined in Section 10), the Capitalization Ratio Covenant (as defined in Section 10), or the Unencumbered Asset Test (as defined in Section 10) and fail to cure such violation on or prior to the second succeeding Dividend Payment Date after the date of any such violation, or (ii) if the Company fails to have declared effective and maintain the effectiveness of the Demand Registration within the respective periods required under the Registration Rights Agreement, the Dividend Yield shall be increased to 200 basis points over the Initial Dividend Yield (the “First Default Dividend Yield”) as of such second succeeding Dividend Payment Date after the date of such violation or failure.  If the Company remains in violation of the Fixed Charge Ratio Covenant, the Capitalization Ratio Covenant or the Unencumbered Asset Test on four consecutive Dividend Payment Dates subsequent to the initial violation of any such covenant, the Dividend Yield shall increase to the greater of (i) the Discount Rate plus 700 basis points or (ii) 15% (the “Second Default Dividend Yield”) as of such fourth consecutive Dividend Payment Date.  The Dividend Yield on the Series E Preferred Stock will revert back to the Initial Dividend Yield if (i) the Company remains in compliance with the Fixed Charge Coverage Ratio Covenant, the Capitalization Ratio Covenant, and the Unencumbered Asset Test on two consecutive Dividend Payment Dates after such First Default Dividend Yield or Second Default Dividend Yield takes effect or (ii) the Company has declared effective and maintains the effectiveness of the Demand Registration if the First Default Dividend Yield is due to the Company’s failure to have declared effective and maintain the effectiveness of the Demand Registration within the respective periods required under the Registration Agreement.

(b) Dividends on the Series E Preferred Stock shall be cumulative from the date of original issue and shall be payable in arrears for each quarterly period ended January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31, respectively, of each year, or, if any such date shall not be a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend will be payable on April 30, 2008, with respect to the period commencing on the date of first issue and ending April 30, 2008, and will be for less than a full quarterly period.  Any quarterly dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date determined each quarter by the Board of Directors, in accordance with the Maryland General Corporation Law (the “MGCL”) (each, a “Dividend Record Date”).

(c) No dividends on shares of Series E Preferred Stock shall be authorized by the Board of Directors or declared or paid or set aside for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(d) Notwithstanding the foregoing, dividends on outstanding shares of the Series E Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.  Accrued but unpaid dividends on the Series E Preferred Stock will not bear interest and holders of the shares of the Series E Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above.  Except as set forth in the next sentence, no dividends will be authorized, declared and paid or authorized, declared and set aside for payment on any capital stock of the Company, including any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series E Preferred Stock, (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends relating to all past dividend periods and the then current dividend period have been or contemporaneously are authorized, declared and paid or authorized and declared and a sum sufficient for the payment of such dividends relating to all past dividend periods and the then current dividend period is irrevocably set aside by the Company for the benefit of holders of outstanding shares of Series E Preferred Stock.  When cumulative dividends are not paid in full (or a sum sufficient for such full payment is not so set aside by the Company) upon the Series E Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock shall be declared and paid pro rata so that the amount of dividends declared and paid per share of Series E Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(e) Except as provided in the immediately preceding paragraph (d), unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is irrevocably set aside for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except (i) by conversion into or exchange for other capital stock of the Company ranking junior to the Series E Preferred Stock as to dividends and upon liquidation or (ii) any redemption that is necessary to preserve the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”)).  Holders of shares of the Series E Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series E Preferred Stock as provided above.  Any dividend payment made on shares of the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

6. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series E Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series E Preferred Stock as to liquidation rights, but the holders of the shares of Series E Preferred Stock will not be entitled to receive the Liquidation Preference, plus any accrued and unpaid dividends, of such shares until the liquidation preference of any other series or class of the Company’s capital stock hereafter issued which ranks senior as to liquidation rights to the Series E Preferred Stock has been paid in full.  The holders of Series E Preferred Stock and all series or classes of the Company’s capital stock hereafter issued which rank on a parity as to liquidation rights with the Series E Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such capital stock, in any distribution (after payment of the liquidation preference of any capital stock of the Company that ranks senior to the Series E Preferred Stock as to liquidation rights) which is not sufficient to pay in full the aggregate of the amounts payable thereon.  The Company shall deliver written notice of any event triggering the right to receive such Liquidation Preference to each holder of Series E Preferred Stock within ten (10) days of the occurrence of such event.  After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Company.  The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

(b) In determining whether a distribution to holders of Series E Preferred Stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

7. Redemption.

(a) Prior to the Fifth Anniversary Date, the Company may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ written notice, redeem from the holders of shares of Series E Preferred Stock any or all outstanding shares of Series E Preferred Stock at the Make-Whole Price as of the date fixed for redemption.  On and after the Fifth Anniversary Date, the Company, may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ written notice, redeem from the holders of shares of Series E Preferred Stock any or all outstanding shares of Series E Preferred Stock, at a redemption price of $25 per share (the “Redemption Price”) plus all accrued and unpaid dividends on the shares redeemed to the date of redemption, without interest.  Holders of Series E Preferred Stock which is to be redeemed shall surrender such Series E Preferred Stock at the place designated in such notice and the Company shall pay the Redemption Price plus all accrued and unpaid dividends on the shares redeemed to the date of redemption, without interest, or Make-Whole Price, as the case may be, upon such redemption promptly following such surrender.  If notice of redemption of any shares of Series E Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set aside by the Company for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then from and after the date the shares of Series E Preferred Stock are actually redeemed or such funds are so set aside dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price plus all accrued and unpaid dividends on the shares redeemed to the date of redemption, without interest, or the Make-Whole Price, as applicable.  If less than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

(b) Unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been irrevocably set aside by the Company for payment for all accrued dividends on the Series E Preferred Stock, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series E Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock.  So long as no dividends on the Series E Preferred Stock are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series E Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c) Notice of redemption will be given by press release issued by the Company not less than thirty (30) nor more than sixty (60) days prior to the redemption date.  A notice of redemption will also be mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state:  (i) the redemption date; (ii) the Redemption Price plus the amount of all accrued and unpaid dividends on the shares redeemed to the date of redemption, without interest, or the Make-Whole Price, as applicable; (iii) the number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where the Series E Preferred Stock is to be surrendered for payment of the Redemption Price or the Make-Whole Price, as applicable; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

(d) Immediately prior to any redemption of Series E Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends on all outstanding shares of Series E Preferred Stock through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

8. Change of Control.

(a) If a Change of Control of the Company occurs, each holder of shares of Series E Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or any part of such holder’s shares of Series E Preferred Stock for cash at the Redemption Price plus all accrued and unpaid dividends on the shares redeemed to the date of redemption, without interest, pursuant to the procedures described below (the “Change of Control Put Option”), subject to the MGCL.

(b) If a Change of Control of the Company occurs, the Company shall have the right, at the Company’s option, to redeem all or any part of the outstanding shares of Series E Preferred Stock for cash at (i) prior to the Fifth Anniversary Date, the Make-Whole Price as of the Change of Control Date and (ii) on or subsequent to the Fifth Anniversary Date, the Redemption Price plus all accrued and unpaid dividends on the shares redeemed to the date of redemption, without interest, pursuant to the procedures described below (the “Change of Control Call Option”), subject to the MGCL.

(c) In connection with any Change of Control, the Company will be required to deliver to each holder of shares of Series E Preferred Stock, no fewer than twenty (20) days prior to the date the Change of Control is consummated (the “Change of Control Date”), written notice of the Change of Control (the “Change of Control Notice”), which Change of Control Notice shall include:

(i) a reasonably detailed description of the material terms of the transaction giving rise to the Change of Control;

(ii) the anticipated closing date of the Change of Control;

(iii) a statement as to whether or not the Company elects to exercise the Change of Control Call Option in connection with the Change of Control;

(iv) if the Company elects to exercise the Change of Control Call Option, the number of shares of Series E Preferred Stock to be redeemed by the Company pursuant to such exercise (the “Called Shares”), provided, that, if less than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the Called Shares shall be redeemed from the holders of Series E Preferred Stock pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company; and

(v) if the Company does not elect to exercise the Change of Control Call Option for the redemption of one hundred percent (100%) of the outstanding shares of Series E Preferred Stock in connection with the Change of Control, a statement that informs the holders of shares of Series E Preferred Stock of their rights under the Change of Control Put Option.

(d) If the Company does not elect to exercise the Change of Control Call Option for the redemption of one hundred percent (100%) of the outstanding shares of Series E Preferred Stock pursuant to any Change of Control Notice delivered to the holders of the Series E Preferred Stock pursuant to Section II.8(c), any such holder may deliver to the Company, not later than the date that is five days prior to the anticipated Change of Control Date designated in the Change of Control Notice, written notice of such holder’s exercise of the Change of Control Put Option, indicating the number of shares of Series E Preferred Stock to be redeemed by the Company (the “Put Shares”).  For the avoidance of doubt, the number of Put Shares that any holder of Series E Preferred Stock may elect to include in any exercise of the Change of Control Put Option may be equal to all or any part of such holder’s remaining shares of Series E Preferred Stock after the exercise of the Change of Control Call Option by the Company.

(e) If either (i) the Company elects to exercise the Change of Control Call Option or (ii) any holder of shares of Series E Preferred Stock elects to exercise the Change of Control Put Option, the Company shall pay the applicable amount set forth in Section II.8(a) or (b) to each holder of Called Shares or Put Shares, as applicable, upon the Change of Control Date.  Payment shall be made to each holder at its address as it appears on the books and records of the Company or pursuant to such other payment instructions as are provided by such holder to the Company not later than three (3) business days prior to the Change of Control Date.

9. Voting Rights.

(a) Holders of the Series E Preferred Stock will not have any voting rights, except as expressly set forth herein.

(b) Whenever dividends on any shares of Series E Preferred Stock shall be in arrears for three (3) or more quarterly periods, whether or not such quarterly periods are consecutive (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred), and the holders of such shares of Series E Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series E Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”), in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the Company at the request of holders of record of at least 20% of the outstanding shares of Series E Preferred Stock or the holders of record of at least 20% of the outstanding shares of any series of Parity Preferred so in arrears (unless such request is received less than ninety (90) days before the date fixed for the next annual meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series E Preferred Stock and Parity Preferred for the past dividend periods and the dividends on such shares of Series E Preferred Stock and Parity Preferred for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors is as nearly equal as possible.  Each Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accumulated on such shares of Series E Preferred Stock and Parity Preferred for the past dividend periods and the dividends on such shares of Series E Preferred Stock and Parity Preferred for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Preferred Stock Directors by the holders of the Series E Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly.  A quorum for any meeting shall exist if at least a majority of the outstanding shares of Series E Preferred Stock and shares of Parity Preferred are represented in person or by proxy at such meetings.  Such Preferred Stock Directors shall be elected by a plurality of the votes cast by the holders of shares of Series E Preferred Stock and Parity Preferred that are present and voting, in person or by proxy, at a duly called and held meeting at which a quorum is present.  If and when all accumulated dividends and the dividend for the then current dividend period on the Series E Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default).  Any Preferred Stock Director may be removed at any time with or without cause only by a majority of the votes cast by the holders of shares of Series E Preferred Stock and Parity Preferred that are present and voting, in person or by proxy, at a duly called and held meeting at which a quorum is present.  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a majority of the votes cast by the holders of shares of Series E Preferred Stock and Parity Preferred that are present and voting, in person or by proxy, at a duly called and held meeting at which a quorum is present.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter properly coming before the Board of Directors.  The Company shall, upon receipt of a written request by holders of record of at least 20% of the outstanding shares of Series E Preferred Stock or the holders of record of at least 20% of the outstanding shares of any series of Parity Preferred, use commercially reasonable efforts to call a special meeting for the purpose of the removal of a Preferred Stock Director or the filling of any vacancy in the office of a Preferred Stock Director as promptly as reasonably practicable.  Without limiting the generality of the foregoing, the Company shall file a proxy statement with the Security and Exchange Commission relating to any such special meeting with 45 days of any such request if the Company is required to file such a proxy statement under applicable laws.

(c) So long as any shares of Series E Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class) amend, alter or repeal the provisions of the Charter or these Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions (including, without limitation, Section II.10), limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series E Preferred Stock or the holders thereof; provided, however, that without the affirmative vote or consent of all holders of shares of the Series E Preferred Stock outstanding at the time, no amendment, alteration or repeal of the provisions of the Charter or of these Articles Supplementary may be made that will (v) alter the rank of the Series E Preferred Stock as set forth in Section II.4, (w) reduce the number of shares of the Series E Preferred Stock required to consent to an amendment, alteration or repeal of the Charter or these Articles Supplementary pursuant to this Section II.9(c), (x) reduce the Initial Dividend Yield or the Liquidation Preference or change the method of calculation of the First Default Dividend Yield, the Second Default Dividend Yield, Redemption Price or the Make-Whole Price, (y) change the payment date for payment of dividends with respect to the Series E Preferred Stock or change the period with respect to which such dividends are paid, or (z) alter or modify the rights of any holder of Series E Preferred Stock pursuant to Section II.8 of these Articles Supplementary.  With respect to the occurrence of any Event set forth above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged (or any class or series of stock with substantially identical terms and conditions is issued by the surviving corporation in any merger or consolidation to which the Company became a party in exchange for the Series E Preferred Stock), the occurrence of any such Event shall not be deemed to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption the Series E Preferred Stock.  In addition, any increase in the number of authorized shares of Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the number of authorized shares of such series, in each case ranking on a parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series E Preferred Stock.

(d) So long as any shares of Series E Preferred Stock remain outstanding and any holder of the Series E Preferred Stock as of the date of the first issuance of the Series E Preferred Stock continues to hold, beneficially or of record, at least 75% of the number of shares of Series E Preferred Stock which such holder owned, beneficially or of record, as of the date of the first issuance of the Series E Preferred Stock, the Company will not, without the affirmative vote or consent of the holders of at least 85% of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend Section II.10 of these Articles Supplementary.

(e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(f) Except as expressly stated in these Articles Supplementary, the Series E Preferred Stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any corporate action to approve any merger or consolidation involving the Company, or a sale of all or substantially all of the assets of the Company, or the liquidation or dissolution of the Company, irrespective of the effect that such merger, consolidation, sale, liquidation or dissolution may have upon the rights, preferences or voting powers of the holders of the Series E Preferred Stock.

10. Covenants.

(a) So long as any share of Series E Preferred Stock shall remain outstanding, the Company shall:

(i) not permit the Fixed Charge Coverage Ratio to be less than 1.50 (the “Fixed Charge Coverage Ratio Covenant”) or the Capitalization Ratio to exceed 0.55 (the “Capitalization Ratio Covenant”);

(ii) maintain an Unencumbered Asset Value of not less than 150% of the aggregate outstanding principal amount of its unsecured Debt and the liquidation preference of its Preferred Stock (the “Unencumbered Asset Test”); and

(iii) not enter into or undertake any Senior Obligation (i) at any time during which the Company is in violation of the Fixed Charge Coverage Ratio Covenant or the Capitalization Ratio Covenant or (ii) if the entry into or undertaking of such Senior Obligation would result in a violation of the Fixed Charge Coverage Ratio Covenant or the Capitalization Ratio Covenant, compliance with such covenants being determined (A) in the case of the Fixed Charge Coverage Ratio Covenant, after giving effect on a pro forma basis to any such Senior Obligation as if such Senior Obligation had been issued on the first day of the Calculation Period and (B) in the case of the Capitalization Ratio Covenant, as of the end of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which such Senior Obligation is proposed to be entered into or undertaken, after giving effect on a pro forma basis to any such Senior Obligation as if such Senior Obligation had been issued on the first day of such immediately preceding quarter.

(iv) The covenants set forth in Section II.10(a) are for the exclusive benefit of the holders of the Series E Preferred Stock and, except as set forth in Section II.9(d), may not be waived without the consent, approval or vote of the holders of two-thirds of the outstanding Series E Preferred Stock.

(b) The Company will not take any action to voluntarily terminate or authorize the termination of the status of the Company as a REIT.

11. Conversion.  The Series E Preferred Stock is not convertible into or exchangeable for any other securities or property of the Company.

12. No Impairment.  The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of these Articles Supplementary.  Unless the Company validly and legally exercises the Change of Control Call Option or the holders of Series E Preferred Stock validly and legally exercise their Change of Control Put Option, in each case with respect to 100% of the issued and outstanding shares of Series E Preferred Stock, the Company shall, as a condition precedent to any such reorganization, recapitalization, transfer of assets, consolidation, merger or dissolution, cause any successor to the Company or acquiring person or entity, as the case may be, to carry out all the provisions of these Articles Supplementary or issue preferred stock to each holder of the Series E Preferred Stock with preferences, priorities, rights, powers, restrictions, limitations, qualifications and terms and conditions as nearly equivalent as may be practicable to those contained in these Articles Supplementary.  The Company will, with the purpose of impairing the voting rights of the Series E Preferred Stock under Section II.(9(b), (i) issue shares of Parity Preferred with voting rights greater than one vote per share or (ii) issue shares of Parity Preferred with a liquidation preference per share less than $25 without a proportionate reduction in percentage voting rights per share on the basis of $25 liquidation preference equals 1 vote, unless, in the case of this clause (ii), the Company has been advised in writing by its financial advisor that it has become the market standard in preferred stock issuances of a similar size and nature to issue shares of preferred stock with a liquidation preference per share less than $25, in which case the Company shall not issue Parity Preferred at a lesser liquidation preference per share than the market standard liquidation preference per share so advised by the Company’s financial advisor.  The provisions of this Section II.12 will similarly apply to successive reorganizations, recapitalizations, transfers of assets, consolidations, mergers or dissolutions.

SECTION III:  The classification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Company or the aggregate par value thereof.

SECTION IV:  These Articles Supplementary have been approved by the majority of the Board of Directors in the manner prescribed by the MGCL.

*           *           *

IN WITNESS WHEREOF, the undersigned, the President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

These Articles Supplementary have been executed under seal in the name of the Company and on its behalf by its President and attested to by its Secretary on this 13th day of March, 2008.

ATTEST By: Thomas D. Myers Secretary	URSTADT BIDDLE PROPERTIES, INC. By: Willing L. Biddle (SEAL) President

Signature Page to
Articles Supplementary

A-1

Exhibit B

FORM of REGISTRATION RIGHTS AGREEMENT

dated as of March 13, 2008

by and among

URSTADT BIDDLE PROPERTIES INC.

and

THE INVESTORS REFERRED TO HEREIN

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of March 13, 2008, is made by and among Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), and the Persons named on Schedule 1 as Investors (each a “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, pursuant to that certain Investment Agreement dated as of March 13, 2008, by and between WFC Holdings Corporation (“Wells Fargo”) and the Company (the “Investment Agreement”), the Company issued and the Investors purchased 2,400,000 shares of 8.50% Series E Senior Cumulative Preferred Stock (the “Series E Preferred Stock”) of the Company; and

WHEREAS, in connection therewith, the parties hereto desire to set forth the Investors’ rights and the Company’s obligation to cause the registration of the Series E Preferred Stock pursuant to the Securities Act.

NOW, THEREFORE, in consideration of the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Usage.  As used in this Agreement the following terms shall have the corresponding meanings:

1.1 Definitions.

“Commission” shall mean the Securities and Exchange Commission.

“Continuously Effective”, with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any thirty (30) calendar days, or (ii) an aggregate of sixty (60) calendar days during the two-year period specified in Section 2.1(c).

“Demand Registration” shall have the meaning set forth in Section 2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Initiating Investor” shall have the meaning set forth in Section 2.1.

“Investment Agreement” shall have the meaning set forth in the Recitals.

“Investors” shall mean the Persons named on Schedule 1 as Investors and Transferees of such Persons’ Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 8, at such times as such Persons shall own Registrable Securities.

“Majority Selling Investors” means those Selling Investors whose Registrable Securities included in a registration represent a majority of the Registrable Securities of all Selling Investors included therein.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Register”, “registered”, and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registrable Securities” shall mean, subject to Section 6.4: (i) the 2,400,000 shares of Series E Preferred Stock issued by the Company pursuant to the Investment Agreement; and (ii) any security issued in exchange for or otherwise in replacement of Series E Preferred Stock described in clause (i) above; provided, however, that Registrable Securities shall not include any securities (x) which have theretofore been registered and sold pursuant to a transaction registered under the Securities Act, (y) which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, or (z) which may be transferred pursuant to Rule 144 without the requirement of a volume limitation, the current public information requirement thereof or the manner of sale requirement thereof.

“Registrable Securities then outstanding” shall mean, with respect to a specified determination date, the Registrable Securities owned by all Investors on such date.

“Registration Expenses” shall have the meaning set forth in Section 4.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Investors” shall mean, with respect to a specified registration pursuant to this Agreement, Investors whose Registrable Securities are included in such registration.

“Series E Preferred Stock” shall have the meaning set forth in the Recitals.

“Transfer” shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a “Transfer”.

“Violation” shall have the meaning set forth in Section 5.1.

1.2 Usage.

(a) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

(b) References to Registrable Securities “owned” by an Investor shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude the Series E Preferred Stock held by a Investor in a fiduciary capacity for customers of such Person.

(c) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

(d) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

(e) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

(f) The term “including” and correlative terms shall be deemed to be followed by “without limitation” whether or not followed by such words or words of like import.

(g) The term “hereof” and similar terms refer to this Agreement as a whole.

(h) The “date of” any notice or request given pursuant to this Agreement shall be determined in accordance with Section 10.2.

2. Demand Registration.

2.1 If the Company shall receive on or after the date that is nine (9) months following the date hereof a written request from the holders of a majority of the Registrable Securities then outstanding (“Initiating Investors”) that the Company file a registration statement under the Securities Act for an offering of the Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act (a “Demand Registration”), covering the registration of Registrable Securities with an aggregate offering price, net of any placement agent fees, broker’s fees, and commissions on similar discounts, fees or commissions, of at least $5 million, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all holders of the Registrable Securities and shall, subject to the limitation of this Section 2.1, use its reasonable best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the holders request to be registered within twenty (20) days of the mailing of such notice by the Company.  Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of the Company and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof which shall not include any underwritten, agency or similar method and that the request is for a Demand Registration pursuant to this Section 2.1.  In connection with the Demand Registration, the Company shall:

(a) Be entitled to postpone for up to ninety (90) days from the date of request of the Initiating Investor the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to Section 2.1, if the board of directors of the Company determines, in its good faith reasonable judgment, that such registration and the Transfer or Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries and the Company promptly gives the Initiating Investors notice of such determination;

(b) Use its reasonable best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, and in any event within ninety (90) days of the receipt of the request for the registration, giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering;

(c) Use its reasonable best efforts to keep the relevant registration statement Continuously Effective for the lesser of two (2) years or until such time as all holders who included Registrable Securities in the Registration Statement no longer hold any Registrable Securities (the “Registration Period”).  Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or postponed, the foregoing period shall be extended by the aggregate number of days of such suspension or postponement; and

(d) Be obligated to effect no more than one (1) Demand Registration.  For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Investors and such interference is not thereafter eliminated.

2.2 A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Majority Selling Investors and (ii) permit the disposition of the Registrable Securities in accordance with the intended method of disposition specified in Section 2.1.

2.3 The Company shall furnish to one firm of counsel for the Selling Investors (selected by Majority Selling Investors) copies of the filed registration statement or prospectus or any amendments or supplements thereto in the form substantially as proposed to be filed with the Commission at least five (5) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include the right to contest disclosure if the applicable Selling Investor reasonably believes that such disclosure contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4 The Company shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement.  The Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the Registration Period, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Investor, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Investor of Registrable Securities such amended or supplemented prospectus, which each such Investor shall thereafter use in the Transfer of Registrable Securities covered by such registration statement.  Pending such amendment or supplement each such Investor shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus.  In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its reasonable best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.

2.5 The Company shall furnish to each Selling Investor of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Investor.

2.6 The Company shall use its reasonable best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Majority Selling Investors, and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in any such states or jurisdictions or to file a general consent to service of process in any such states or jurisdictions.

2.7 The Company shall promptly notify each Selling Investor of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

2.8 The Company shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

2.9 The Company shall make available for inspection by any Selling Investor and the representatives of such Selling Investor (but not more than one firm of counsel to such Selling Investors), all financial and other information as shall be reasonably requested by them, and provide the Selling Investor and the representatives of such Selling Investor the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case, as shall be necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Investor of Registrable Securities agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Company.

2.10 The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

2.11 The Company shall use its reasonable best efforts to provide a CUSIP number for the Registrable Securities prior to the earlier of the listing of such Registrable Securities on the New York Stock Exchange or the effective date of the first registration statement including Registrable Securities.

2.12 The Company shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in the Demand Registration.

3. Investors’ Obligations.  It shall be a condition precedent to the obligations of the Company to take any action with respect to the registration of the Registrable Securities pursuant to this Agreement of any Selling Investor that such Selling Investor shall furnish on a timely basis to the Company such information regarding such Selling Investor, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as may be reasonably requested by the Company from time to time to effect the registration of the Registrable Securities, and cooperate with the Company in preparing such registration.

4. Expenses of Registration.  Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

4.1 The Company shall bear and pay all expenses incurred in connection with the Demand Registration for each Selling Investor, including all registration, filing and Financial Industry Regulatory Authority fees, all fees and expenses of complying with securities or blue sky laws, all out-of-pocket word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company, and of the Company’s independent public accountants, and the reasonable fees and disbursements of one firm of counsel for the Selling Investors of Registrable Securities (selected by the Majority Selling Investors) in connection with a proposed filing pursuant to Section 2.1 (the “Registration Expenses”), but excluding any placement agent fees, broker’s fees and commissions on similar discounts, fees or commissions relating to Registrable Securities (which shall be paid by the Selling Investors).

4.2 Any failure of the Company to pay any Registration Expenses as required by this Section 4 shall not relieve the Company of its obligations under this Agreement.

5. Indemnification; Contribution.  If any Registrable Securities are included in a registration statement under this Agreement:

5.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Investor, each Person, if any, who controls such Selling Investor within the meaning of the Securities Act, and each officer, director, manager, partner, and employee of such Selling Investor and such controlling Person, against any and all losses, claims, damages, liabilities and reasonable expenses (joint or several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

(b) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration.

5.2 To the extent permitted by applicable law, each Selling Investor shall indemnify and hold harmless the Company, each of its directors and each of its officers and each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Investor, any controlling Person of any such other Selling Investor and each officer, director, partner, and employee of such other Selling Investor and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Investor expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Investor of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 5.2 exceed the gross proceeds from the applicable offering received by such Selling Investor.

5.3 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties.  The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 5.  Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder).  Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, and the fees and expenses of such counsel shall be the expenses of the indemnifying party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).  No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

5.4 If the indemnification required by this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5:

(a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.1 and Section 5.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 5.4(a).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5 If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 5.4.

5.6 The obligations of the Company and the Selling Investors of Registrable Securities under this Section 5 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

6. Covenants of the Company.  The Company hereby agrees and covenants as follows:

6.1 If the Company shall receive at any time after six (6) months from the date of this Agreement, a written request from the holders of a majority of the Registrable Securities then outstanding, the Company shall use its reasonable best efforts to cause all of the Series E Preferred Stock to be listed on the New York Stock Exchange as soon as practicable and in any event within thirty (30) days following the date of such request, with such listing to be maintained continuously for the shorter of (i) a period of ten (10) years or (ii) until such time as all shares of the Series E Preferred Stock have been redeemed by the Company in accordance with Sections 11.7 or 11.8 of the Articles Supplementary.

6.2 The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act.  If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Investor of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Investors to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

6.3 For so long as an Investor owns any shares of the Series E Preferred Stock not subject to an effective Registration Statement, the Company shall, upon its receipt of written request therefor, deliver to Investor a certificate of the Company’s chief executive officer or its chief financial officer stating that the Company has filed all reports required under the Exchange Act during the preceding twelve (12) months (other than Form 8-K reports) and has been subject to such filing requirements for at least the preceding 90 days.

6.4 Unless the Company shall validly and legally exercise its right under Section 11.8(b) of the Articles Supplementary to redeem all outstanding shares of Series E Preferred Stock that are then Registrable Securities, the Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the securities which the Investors of

Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

6.5 The Company shall not grant to any Person (other than a Investor of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in the Demand Registration.

7. Amendment, Modification and Waivers; Further Assurances.

7.1 Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding at the time of the amendment or waiver.  Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each Investor and the Company.  No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

7.2 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

8. Transfer of Investor Rights.  All rights of an Investor pursuant to this Agreement may be Transferred by such Investor to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (i) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and (ii) the Transferor shall have delivered to the Secretary of the Company, no later than fifteen (15) days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

9. Assignment; Benefit.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Investors owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective.  A Investor may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 8.

10. Miscellaneous.

10.1 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, WITH THE EXCEPTION OF SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK.

10.2 Notices.  All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule 2 to this Agreement or in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement; provided that any notice given by facsimile shall also be given by overnight courier guaranteeing next business day delivery.  Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be:  at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

10.3 Entire Agreement; Integration.  This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

10.4 Injunctive Relief.  Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law.  Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof.  By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

10.5 Section Headings.  Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

10.6 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument.  All signatures need not be on the same counterpart.

10.7 Facsimile Signatures.  Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature.  Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

10.8 Severability.  If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

10.9 Filing.  A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

10.10 Termination.  This Agreement may be terminated at any time by a written instrument signed by the parties hereto.  Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 5 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any Series E Preferred Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

10.11 Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

10.12 No Third Party Beneficiaries.  Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

URSTADT BIDDLE PROPERTIES INC.

By:
Name:  Willing L. Biddle
Title:  President

INVESTORS:

WFC HOLDINGS CORPORATION

By:
Name: George Wick
Title:   Executive Vice President

Signature Page to
Urstadt Registration Rights Agreement

SCHEDULE 1
INVESTORS

WFC Holdings Corporation

Schedule 1 to
Urstadt Registration Rights Agreement

SCHEDULE 2
NOTICE ADDRESSES

Wells Fargo & Company
Securities Investment Group
MAC A0112-144
550 California Street, 14th Floor
San Francisco, CA 94104
Attention:  Mitchell Taylor, CFA
Fax:  (415) 975-7033

With copies to:

Sidley Austin LLP
555 West Fifth Street, 40th Floor
Los Angeles, CA 90013
Attention:  Stephen D. Blevit
Fax:  (213) 896-6600

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut  06830
Attention:  Chief Financial Officer
Fax: (203) 861-6755

With a copy to:

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut  06830
Attention:  Legal Counsel
Fax:  203-861-6755

With a copy to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
Attention:  Carol B. Stubblefield
Fax:  (212) 310-1653

Schedule 2 to
Urstadt Registration Rights Agreement

EXHIBIT A

to Registration

Rights Agreement

AGREEMENT TO BE BOUND

BY THE REGISTRATION RIGHTS AGREEMENT

The undersigned, being the transferee of ______ 8.50% Series E Senior Cumulative Preferred Stock [or describe other capital stock received in exchange for such preferred stock] (the “Registrable Securities”), of Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Registration Rights Agreement dated as of March 13, 2008 initially among the Company and the Investors referred to therein (the “Agreement”), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Investor by the terms of the Agreement, as the same has been or may be amended from time to time.

Agreed to this __ day of ______________, ____________.

_________________________________

_________________________________*

_________________________________*
*Include address for notices.

A-1
Urstadt Registration Rights Agreement

B-1

Exhibit C

Form of Confidentiality Agreement
Wells Fargo & Company
Securities Investment Group
MAC A0112-144
550 California Street, 14th Floor
San Francisco, CA 94104

__________ ___, 200__

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830

Ladies and Gentlemen:

To assist in our continuing evaluation of our investment in Urstadt Biddle Properties Inc. (the "Company"), we may be furnished with certain Information (as defined below).  As a condition to receiving the Information, we agree with the Company in this letter agreement ("Agreement") as follows:

1.           "Information" includes (a) any information relating to the Company or its subsidiaries that may at any time be furnished to us or our Representatives (as defined below) by or on behalf of the Company, whether written, electronic or oral and (b) any notes, memoranda, analyses and other materials prepared by us or our Representatives that contain or reflect any information referred to in clause (a) above ("Work Product").

However, "Information" does not include any information that (x) is or becomes generally available to the public other than as a result of a breach of this Agreement by us or our Representatives, (y) is or becomes available to us or our Representatives from a source (other than the Company or its Representatives) that is not known by us or our Representatives to be subject to a duty of confidentiality with respect to such information, or (z) is independently developed by us or our Representatives without use of the Information.

2.           "Representatives" of a party to this Agreement ("Party") includes its affiliates and its and their respective directors, officers, employees, agents, accountants, consultants, attorneys and advisors.

3.           We will (a) not disclose the Information to any person or entity except as permitted below and (b) protect the confidentiality of the Information in accordance with our established procedures for protecting confidential information of a comparable nature.

4.           We may disclose Information as follows:

(a) to our Representatives who reasonably need to know the Information in connection with advising us concerning our investment in the Company, are informed that the Information is confidential, and are under a legal, ethical or contractual obligation to keep the Information confidential, in which case we will cause our Representatives to keep the Information confidential in accordance with this Agreement and will be responsible for any breach of this Agreement caused by our Representatives;

(b) to bank regulatory authorities to the extent required or requested by them in the normal course of their supervisory activities, it being understood such authorities are subject to legal obligations of confidentiality with respect to information they receive from us; and

(c) to the extent required by law in connection with any legal proceedings or otherwise, in which case if permitted by law we will make reasonable efforts to notify the Company of such requirement before disclosing any Information, will cooperate with the Company at its request and expense in seeking a protective order or other appropriate remedy, and will disclose only Information that we are advised by counsel is legally required to be disclosed.

5.           All Information other than Work Product will remain the sole and exclusive property of the Company and no license or other right to such Information is granted or implied hereby.  Neither the Company nor any of its Representatives is making any representation or warranty, express or implied, as to the accuracy or completeness of the Information, or will have any liability to us or our Representatives resulting from our or their use of the Information or any errors therein or omissions therefrom.

6.           At the Company's request we will promptly return to the Company or destroy, and provide written confirmation of such destruction, all written Information in our or our Representatives' possession without retaining any copies or extracts thereof; provided that we may retain all Work Product and an archival copy of other written Information to the extent required by applicable law or our internal recordkeeping policies, in accordance with our established procedures for protecting confidential information of a comparable nature.  Any retained Information will remain subject to this Agreement.

7.           We and our Representatives are aware of the requirements of the United States securities laws regarding the use of material non-public information, and will handle any material non-public information contained in the Information in accordance with such securities laws.  The Company will not disclose any material non-public information to us or our Representatives without giving us or Representatives a reasonable prior opportunity to reject the disclosure of such information.

8.           We acknowledge that money damages may not be a sufficient remedy for any breach of this Agreement by us or our Representatives.  The Company will be entitled to seek injunctive or other equitable remedies for any such breach without proving actual damages or posting a bond, in addition to all other remedies available at law or equity.

9.           This Agreement and all rights and obligations hereunder shall, with respect to any Information disclosed to us hereunder, terminate two years from the date hereof.

10.           This Agreement may be amended or waived only by a written instrument signed by the Parties.  No failure or delay by the Company in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right hereunder.  The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision.

11.           This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles.

[Signature Page Follows]

Very truly yours,

WELLS FARGO BANK, N.A.

By:  __________________________
Name: ________________________
Title: _________________________

ACCEPTED AND AGREED:

__[COMPANY OR SPONSOR]___

By:  __________________________
Name: ________________________
Title: _________________________

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Exhibit G

Form of REIT Ownership Waiver

IRREVOCABLE WAIVER AND AGREEMENT

THIS IRREVOCABLE WAIVER AND AGREEMENT (this “Agreement”), is dated as of March 13, 2008, by and between WFC Holdings Corporation, a Delaware corporation (“Wells Fargo”), and Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”).

WHEREAS, Wells Fargo has agreed to purchase, and the Company has agreed to sell, 2,400,000 shares of the Company’s 8.50% Series E Senior Cumulative Preferred Stock, par value $0.01 per share and liquidation preference $25 per share (the “Series E Preferred Stock”), subject to the terms and conditions of an Investment Agreement, of even date herewith, by and between Wells Fargo and the Company (the “Investment Agreement”);

WHEREAS, the terms of the Series E Preferred Stock are set forth in Articles Supplementary to the Company’s charter (the “Charter”);

WHEREAS, Section 9.2 of the Charter contains a limitation on any person directly or indirectly acquiring or holding beneficial ownership of shares of any class or series of Stock (as defined therein) with an aggregate value in excess of 7.5% of the aggregate value of all outstanding Stock of the Company (the “Ownership Limit”);

WHEREAS, as a condition to its purchase of the Series E Preferred Stock, Wells Fargo has requested a waiver of the Ownership Limit; and

WHEREAS, in accordance with Article 9.2 of the Charter and in order to induce Wells Fargo enter into the Investment Agreement and consummate the purchase of shares of Series E Preferred Stock thereunder, the Company’s Board of Directors (the “Board”) has granted an irrevocable waiver of the Ownership Limit and the Company and Wells Fargo desire to memorialize the terms of such waiver.

NOW THEREFORE, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

1. Grant of Irrevocable Waiver.  Pursuant to Section 9.2 of the Charter, the Company irrevocably waives the application of the Ownership Limit (as defined in the Charter) to the purchase and ownership by Wells Fargo and any subsequent transferee(s) of the Series E Preferred Stock, solely with regards to its shares of Series E Preferred Stock and none of the shares of Series E Preferred Stock held by Wells Fargo or any subsequent transferee shall be deemed Excess Stock (as defined in the Charter); provided, however, that the value of shares of Series E Preferred Stock shall be included in determining whether a person’s ownership of stock of the Company exceeds the Ownership Limit, including, in the case of Wells Fargo or any subsequent transferee of the Series E Preferred Stock, any class or series of stock of the Company, other than Series E Preferred Stock, held by Wells Fargo or any such subsequent transferee.  The Company agrees that (i) the waiver granted in this Section 1 (the “Waiver”) is irrevocable by the Company and the Board and (ii) the Company shall not take any action that seeks to terminate or revoke the Waiver.

2. Representations and Warranties.  The Company represents and warrants to, and agrees with, Purchaser, as of the date hereof, and as of the Closing Date (as defined in the Investment Agreement) as follows:

(a)           Organization and Good Standing of the Company; Organizational Documents.  The Company is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.  The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect (as defined in the Investment Agreement).

(b)           Authorization; No Conflicts; Enforceability; Etc.

(i)           The Company has full corporate power and authority to execute and deliver this Agreement and to grant the Waiver.  The execution, delivery and performance by the Company of this Agreement and the granting of the Waiver have been duly authorized by the Board.  No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement and the granting of the Waiver.  The Board based its determination to grant the Waiver on the advice of tax counsel that ownership of shares of Series E Preferred Stock in excess of the limit described in Section 9.2 of the Charter will not jeopardize the Company’s status as a REIT.  The Board of Directors of the Company also determined that the granting of the Waiver is in the best interests of the Company.

(ii)           This Agreement has been duly and validly executed and delivered by the Company.

(iii)           This Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, creditors’ rights generally, and by general principles of equity.

(iv)           The Waiver is irrevocable by the Company and the Board.

(v)           The execution, delivery and performance of this Agreement, the granting of the Waiver and the compliance by the Company with any of the provisions hereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Charter or By-laws of the Company or the certificate of incorporation, charter, by-laws or other governing instrument of any subsidiary of the Company or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than any such conflict, violation, breach, default, termination and acceleration under clause (B) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)           Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in the Investment Agreement) is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the granting of the Waiver.

3. Indemnification.

               (a)            Survival.  All representations, warranties, covenants and obligations in this Agreement shall survive the Closing (as defined in the Investment Agreement).  The right to indemnification, payment of Loss (as defined in the Investment Agreement) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

(b)           Indemnification and Payment of Damages by the Company.  The Company shall indemnify and hold harmless Wells Fargo and any subsequent transferee(s) of the Series E Preferred Stock, their respective Affiliates and their respective officers and directors (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any Loss arising, directly or indirectly, from or in connection with:

(i)           any breach of or any inaccuracy in any representation or warranty made by the Company in this Agreement; and

(ii)           any breach of or failure by the Company to perform any of their respective covenants or obligations set out in this Agreement.

4. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier guaranteeing next day delivery and addressed as follows; provided that any notice given by facsimile shall also be given by overnight courier guaranteeing next day delivery:

(a)           If to Wells Fargo, to:

Wells Fargo & Company
Securities Investment Group
MAC A0112-144
550 California Street, 14th Floor
San Francisco, CA 94104
Attention:  Mitchell Taylor
Fax:  (415) 975-7033
With copies to:
Sidley Austin LLP
555 West Fifth Street, 40th Floor
Los Angeles, CA 90013
Attention:  Stephen D. Blevit
Fax:  (213) 896-6600

(b)           If to the Company, to:

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830
Attention: Chief Financial Officer
Fax: (203) 861-6755

With a copy to:

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830
Attention: Legal Counsel
Fax: (203) 861-6755

With a copy to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
Attention:  Carol B. Stubblefield
Fax:  (212) 310-1653

or to such other address or addresses as shall be designated in writing.  All notices shall be effective when received.

5. Third Party Beneficiaries; Amendment.  The provisions of this Wavier are not intended to and shall not confer upon any person or entity, other than the parties hereto any transferee of shares of Series E Preferred Stock and any other Indemnified

Persons, any rights or remedies hereunder. Transferees of shares of Series E Preferred Stock are express third party beneficiaries of this Waiver.  Any provision of this Waiver may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Waiver; provided that if any shares of Series E Preferred Stock are transferred, then any agreement amending or modifying any provision of this Waiver must be executed by the Company and the holders of a majority of the shares of Series E Preferred Stock outstanding.

6. Counterparts; Facsimile.  This Waiver may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.  This Waiver may be executed either originally or by facsimile (in which case such facsimile signatures shall for all purposes be considered and treated as original signatures hereto, and which shall fully bind the signatories pursuant to this Waiver).

7. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

8. Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Wells Fargo’s successors and assigns and any transferee of shares of Series E Preferred Stock, and no other person.

9. Consent to Jurisdiction.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Waiver, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Waiver in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

10. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.  To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

11. Headings.  The headings of Sections contained in this Waiver are for reference purposes only and are not part of this Waiver.

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IN WITNESS WHEREOF, this Agreement and has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

WFC HOLDINGS CORPORATION By: /s/ George Wick Name: George Wick Title: Executive Vice President
URSTADT BIDDLE PROPERTIES INC. By: /s/ Willing L. Biddle Name: Willing L. Biddle Title: President

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